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                                                                   EXHIBIT 4.23

                             Jaime A. Murguia Cavero

                            NOTARY ATTORNEY FROM LIMA

          =============================================================

                               OFFICIAL TRANSCRIPT

OF THE PUBLIC DEED OF      ADDENDUM TO THE CONCESSION AGREEMENT FOR
                           THE PROVISION OF CARRIER SERVICE AND LOCAL
                           TELEPHONE SERVICE AT THE DEPARTMENT OF LIMA AND
                           AT THE CALLAO CONSTITUTIONAL PROVINCE

GRANTED BY                 THE MINISTRY OF TRANSPORT, COMMUNICATIONS,
                           HOUSING, AND CONSTRUCTION

IN FAVOR OF                TELEFONICA DEL PERU S. A. A.

                                                    Lima, May 18, 2001

KARDEX 77175

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                           ROUGH DRAFT NUMBER K-77175

  ADDENDUM TO THE CONCESSION AGREEMENT FOR THE PROVISION OF CARRIER SERVICE AND
      LOCAL TELEPHONE SERVICE AT THE DEPARTMENT OF LIMA AND AT THE CALLAO
                            CONSTITUTIONAL PROVINCE

                                    MADE BY:
      THE MINISTRY OF TRANSPORT, COMMUNICATIONS, HOUSING, AND CONSTRUCTION,
                           AS PARTY OF THE FIRST PART,

                                       AND
                           TELEFONICA DEL PERU S.A.A.,
                           AS PARTY OF THE SECOND PART

{  } {  } {  } {  } {  } {  } {  } {  } {  } {  } {  } {  } {  } {  } {  } {  }

In the city of Lima, District of San Isidro, on the eighteenth (18th) day of the month of May, of year two thousand one (2001), before me, JAIME ALEJANDRO MURGUIA CAVERO, Notary-Attorney from this capital city, A P P E A R: = = = =

MR. CARLOS VALDEZ VELASQUEZ-LOPEZ, who represents to be of Peruvian nationality, married, holding the position of Head of the Telecommunications Concession Specialized Unit, identified by Voting Card N(degree)10828330 ===========

Acting in the name and on behalf of the MINISTRY OF TRANSPORT, COMMUNICATIONS, HOUSING, AND CONSTRUCTION, empowered pursuant to Ministerial Resolution No. 157-2001-MTC/15.03 of April 19, 2001.=============

MR. JOSE RAMON VELA MARTINEZ, who represents to be of Peruvian Nationality, married, an Engineer by profession, identified by National Identity Document No. 41356876

===================================

Acting in the name and on behalf of TELEFONICA DEL PERU S.A.A., empowered pursuant to proxy filed in Item No. 11015766 of the Register of Legal Entities from Lima.

=============================================================

The persons appearing before me are fluent in the Spanish language and, according to the test I have performed on them, to which I attest, have capability, freedom, and sufficient knowledge for binding themselves, and hand over to me a Rough Draft which is filed by me in its corresponding docket under the respective sequential number, the literal tenor of which is as follows:

==================================================================

ROUGH DRAFT: ====================================================

MR. NOTARY: =======================================================
Please enter in your Register of Public Deeds one of ADDENDUM TO THE CONCESSION AGREEMENT FOR THE PROVISION OF CARRIER SERVICE AND LOCAL TELEPHONE SERVICE AT THE DEPARTMENT OF LIMA AND AT THE CALLAO CONSTITUTIONAL PROVINCE, made by and between the MINISTRY OF TRANSPORT, COMMUNICATIONS, HOUSING, AND CONSTRUCTION,

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hereinafter "THE MINISTRY", represented by MR. CARLOS VALDEZ VELASQUEZ LOPEZ,
Head of the Telecommunications Concessions Specialized Unit, identified by Voting Card No. 10828330, with address at Av. 28 de Julio No. 800, Lima 1, duly empowered to execute this Addendum pursuant to Ministerial Resolution No. 157-2001-MTC/15.03 of April 19, 2001, as party of the first part, and TELEFONICA DEL PERU S.A.A., hereinafter "THE LICENSEE CORPORATION", represented by MR. JOSE RAMON VELA MARTINEZ, identified by National Identity Document (DNI) No. 41356876, sufficiently empowered to execute this Addendum in his capacity as General Managing Director, as per proxy filed in Item No. 11015766 of the Register of Legal Entities from Lima, with legal address at Av. Arequipa No. 1155, District of Lima, Province and Department of Lima; under the following terms and conditions:

==================================================================

ONE.- RECITALS
      --------

By means of Supreme Decree No. 11-94-TC dated May 13, 1994, as amended by Supreme Decree No. 021-98-MTC, approval was granted to the Concession Agreement in favor of the company COMPANIA PERUANA DE TELEFONOS S. A. (CPT) for the provision of Carrier Service and Local Telephone Service at the Department of Lima and the Callao Constitutional Province. =================

To perform the provisions set forth in the instruments derived from the privatization of EMPRESA NACIONAL DE TELECOMUNICACIONES S. A. (ENTEL PERU) and of CPT, these companies merged and transformed themselves into a Business Association which, in application of corporate rules, has become TELEFONICA DEL PERU S.A.A. and the holder of the Concession approved by Supreme Decree No. 11-94-TC. =========================================

By means of Ministerial Resolution No. 157-2001/MTC/15.03, approval was granted to the partial amendment of CPT's Concession Agreement.

TWO. - PURPOSE ===================================================
       -------

The purpose of this Addendum is to formalize the partial amendment of the Concession Agreement referred to in the foregoing clause pursuant to the provisions of Ministerial Resolution No. 157-2001-MTC/15.03.===============

THREE. ===========================================================

The parties agree to amend numeral 5 "National Long Distance Telephone Calls and Completed International Telephone Calls" of Annex 2 of CPT's Concession Agreement pursuant to the provisions of Annex 2 which forms an integral part hereof and which terms substitute in all of their particulars those set forth in the aforesaid numeral

5.==================================================
The parties agree that the meaning of completed phone calls contained in Annex 2 hereof has no effect whatsoever on the treatment of the measurement and invoicing of services and that, for purposes of the penalties provided for in the Concession Agreement, it shall be understood that a "finished call" is synonymous with a "completed call".=====================================

FOUR.- TERM =====================================================
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The amendments approved by Ministerial Resolution No. 157-2001-MTC/15.03 are
applicable as from January 01, 2001. ================================

FIVE.- TERMS AND TIME PERIODS ===================================
       ----------------------

All the other stipulations contained in the Concession Agreement approved by Supreme Decree No. 11-94-TC, for the provision of carrier service and local telephone service at the Department of Lima and at the Callao Constitutional Province which have not been expressly amended herein, are maintained according to their own terms. ==========================================

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SIX. ==============================================================

At the request of either party, this Addendum will be converted into a public deed. The cost of its conversion will be borne by whomever requests same. =====

Signed in Lima, on the thirtieth (30th) day of April, 2001, in three (3) original copies of like tenor and value.========================================

Signed: CARLOS VALDEZ VELASQUEZ-LOPEZ- JOSE RAMON VELA MARTINEZ.

This Rough Draft is authorized by HORTENCIA REBECA ROZAS OLIVERA, an Attorney with Lima Bar Association Registration No. 12299.==================

INSERT. ANNEX 2===================================================

MINISTRY OF TRANSPORT, COMMUNICATIONS, HOUSING, AND CONSTRUCTION
===================================================

ANNEX 2. =========================================================

5. NATIONAL LONG DISTANCE TELEPHONE CALLS AND COMPLETED INTERNATIONAL TELEPHONE CALLS: MINIMUM PERCENTAGE ACCEPTABLE OF NATIONAL LONG DISTANCE CALL ATTEMPTS AND OF COMPLETED INTERNATIONAL CALLS MEASURED DURING THE PEAK HOUR.

              % of Completed Calls = Completed Call Attempts x 100
                                     -----------------------
                                       Total Call Attempts

    -------------------------------------------------------------
     YEARS         NATIONAL LONG DISTANCE    INTERNATIONAL
                       TELEPHONE CALLS       TELEPHONE CALLS
    -------------------------------------------------------------

     1994                       35                     40
     1995                       39                     43
     1996                       43                     46
     1997                       47                     49
     1998                       51                     52
     1999                       55                     55
     2000                       58                     58
     2001                       72                     72
     2002                       74                     74
     2003                       75                     75

    NOTES

     (A) COMPLETED CALL ATTEMPTS INCLUDE CALLS ENDING UP IN CONVERSATION OR WRONG NUMBER, UNANSWERED (WHILE RINGING SIGNAL IS ON) OR IN CALLED PARTY BEING BUSY (A BUSY TONE FROM

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          CALLED PARTY IS RECEIVED).============================================

     (B) THE TOTAL OF CALL ATTEMPTS INCLUDES ALL CALL ATTEMPTS WITH COMPLETED DIAL-UPS. ==================

     For purposes of penalties provided for in the Concession Agreement, it shall be understood that a "finished call" is synonymous with a "completed call". ============================================

     CONCLUSION. ============================================

     Following the formalization of the instrument, grantors informed themselves of its purpose through the reading they made of its whole contents, which they accepted without any modification whatsoever, ratifying themselves thereon. ==================================

     This public deed begins in folio with serial number 1153480 and ends in folio with serial number 1153485, to which I attest. SIGNED: CARLOS VALDEZ VELASQUEZ-LOPEZ.- JOSE RAMON VELA MARTINEZ.- SIGNATURES WERE COMPLETED ON THIS DATE, JUNE EIGHT OF YEAR TWO THOUSAND ONE. DR. JAIME ALEJANDRO MURGUIA CAVERO, ATTORNEY NOTARY FROM THIS CAPITAL CITY.

                  (Stamp) C O N F O R M S
                  to the referenced original.
                  This second notarized document
                  is issued pursuant to Law Twenty-Six
                  Lima, December 25, 2002


                           /s/ Jaime A. Murguia Cavero
                           ------------------------------------
                           Jaime A. Murguia Cavero
                           Notary Public from Lima

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